                                                                    EXHIBIT 10.5


                             EMPLOYMENT AGREEMENT

                                BY AND BETWEEN

                  COMPASS INTERNATIONAL SERVICES CORPORATION

                                      AND

                               RICHARD A. ALSTON

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of December 9, 1997, by and between Compass International Services Corporation, a Delaware corporation (the "Company"), and Richard A. Alston ("Employee").

                             PRELIMINARY RECITALS

     A. Reference is made to those certain Stock Purchase Agreements dated as of October 3, 1997 (collectively, the "Stock Purchase Agreement"), pursuant to which the outstanding capital stock of B.R.M.C. of Delaware, Inc., The Mail Box, Inc., Mid-Continent Agencies, Inc., National Credit Management Corp., Impact Telemarketing Group, Inc. and Impact Telemarketing, Inc. will be acquired by the Company (the "Acquisitions"). Concurrently therewith, the Company will close an initial public offering of its common stock.

     B. Following the consummation of the Acquisitions, the Company, through its subsidiaries, will be a provider of outsourced business services on a national basis (the "Business").

     C. The Company desires to employ Employee, and Employee desires to be employed by the Company, in an executive capacity, all under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Employment.
         ----------

         1.1   Engagement of Employee.  The Company agrees to employ Employee as
               ----------------------
     Chief Financial Officer of the Company and Employee agrees to accept such employment, all in accordance with the terms and conditions of this Agreement.

         1.2   Duties and Powers.  During the Employment Period (as defined
               -----------------
     herein), Employee will serve as the Company's Chief Financial Officer and will have such responsibilities, duties and authorities, and will render such services for the Company and its affiliates as the Board of Directors of the Company (the "Board") shall from time to time reasonably direct; provided, however, that such duties and responsibilities shall be commensurate with the position of Chief Financial Officer of the Company. Employee shall report to the Company's Chief Executive Officer. Employee agrees to serve the Company diligently and faithfully during the Employment Period and to devote Employee's best efforts, highest talents and skills and full time and attention to the furtherance and success of the Business.

         1.3   Employment Period.  Employee's employment under this Agreement
               -----------------
     shall be for a period of three years beginning on the date of the Closing of the Acquisitions
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     (the "Initial Employment Period").  This Agreement shall automatically renew for successive one-year periods (each one-year period shall be referred to herein as a "Renewal Period") unless either the Company or Employee, as the case may be, provides written notice to the other party at least one hundred twenty (120) days prior to the termination of any such period, stating its/his desire to terminate this Agreement. The Initial Employment Period and each successive Renewal Period shall be referred to herein together as the "Employment Period". Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to SECTION 1.4 below.

          1.4  Termination of Employment for Cause, Death or Disability.  The
               --------------------------------------------------------
     Company has the right to terminate Employee's employment under this Agreement, by notice to Employee in writing at any time, for Cause (as hereinafter defined), and such employment shall automatically terminate upon the death or the Disability (as hereinafter defined) of Employee. Any such termination shall be effective upon the date of service of such notice pursuant to SECTION 6.7 hereof, in the case of termination for Cause, or immediately upon the death or Disability of Employee, and the Employment Period shall terminate as of the effective date of such termination.

          "Cause," as used herein, means the occurrence of any of the following events:

               (i) final non-appealable conviction of (A) a felony or (B) any crime involving moral turpitude;

               (ii) the willful failure of Employee to comply with reasonable directions of the Board after (A) written notice is delivered to Employee describing such willful failure and (B) Employee has failed to cure or take substantial steps to cure such willful failure after a reasonable time period, as determined by the Board in its reasonable discretion (not to be less than 30 days);

               (iii) any act by Employee in the course of his employment constituting fraud or misappropriation of property of the Company or its affiliates;

               (iv) a material breach by Employee of any of the terms, conditions or covenants set forth in SECTIONS 3.2, 3.3, 3.4 OR 3.5 of this Agreement if (A) written notice is delivered to Employee describing such breach and (B) Employee has failed to cure or take substantial steps to cure such breach after a reasonable time period, as determined by the Board in its reasonable discretion (not to be less than 30 days).

          Employee shall be deemed to have a "Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, his material duties or obligations under this Agreement, with or without reasonable accommodation, for a total period of 90 days in any 360-day period. The Board shall determine, according to the facts then available, whether and when the Disability of the Employee has occurred. Such determination shall not be arbitrary or unreasonable and the Board will, if possible, take into consideration the expert medical opinion of a physician chosen by the Company, after such physician has completed an examination of Employee. Employee agrees to make himself available for such examination upon the reasonable request of the Company.

     2.   Compensation and Benefits.
          -------------------------

          2.1  Salary.  In consideration of Employee performing his duties under
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     this Agreement during the Employment Period, the Company will pay Employee a base salary at a rate of $200,000 per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried employees. The Base Salary may be increased (but not decreased), from time to time during the Employment Period, as determined by the Compensation Committee of the Board (the "Compensation Committee"), in its sole discretion. If the Employment Period is terminated pursuant to SECTION 1.4 above, then the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Employee.

          2.2  Bonus.  Employee shall participate in Compass' Executive
               -----
     Compensation Program (the "Bonus Program"), under which Employee shall be eligible to earn an annual bonus of up to 100% of Employee's Base Salary based upon such factors as (i) the financial performance of the Company, and/or (ii) the achievement of personal performance goals. The criteria and/or goals for the Bonus Program shall be established by the Compensation Committee at the beginning of each fiscal year. All bonuses awarded to Employee hereunder shall be payable in accordance with Company policy.

          2.3  Compensation After Termination of Employment.
               --------------------------------------------

               (a) If the Company shall terminate Employee's employment during the Employment Period for any reason (other than for Cause pursuant to SECTION 1.4 of this Agreement), Employee shall be entitled to receive severance compensation equal to the sum of (A) continuance of his Base Salary and Deemed Bonus for a period of two years commencing on the last day of the Employment Period (the "Severance Period"), (B) (i) if permitted under Company's group health, life and disability insurance coverage ("Insurance Coverage"), continuation at the cost of Company of Employee's coverage thereunder (subject to such changes in coverage as shall apply to Company's employees generally) or (ii) if not so permitted, reimbursement by the Company of the premiums for group health insurance coverage otherwise payable by Employee under COBRA, until the end of the Severance Period or until other employment is obtained, whichever occurs first, and (C) his pro rated bonus, as determined by the Compensation Committee in its good faith judgment, for the portion of any fiscal year prior to the termination date ((A), (B) and (C) collectively, the "Severance Benefits"). The Severance Benefits payable under (A) and (B) (ii) above shall be paid in equal installments on the Company's normal payroll payment dates occurring during the Severance Period. It shall be a condition to Employee's right to receive the Severance Benefits that (i) Employee shall execute and deliver to the Company

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          a written separation agreement, in form and substance satisfactory to the Company, which agreement shall, among other things, contain (X) a general release by Employee of all claims arising out of Employee's employment or termination of employment, (Y) a covenant by Employee to cooperate with the Company in prosecuting or defending any litigation involving third parties and (Z) a covenant by Employee not to disparage the Company, and (ii) Employee shall be in compliance with all of Employee's obligations which survive termination hereof, including without limitation those arising under SECTIONS 3 AND 4 hereof. In addition, the Company may, as a condition to such Severance Benefits, require that Employee provide consulting services to the Company on a reasonable basis during the Severance Period, provided that the timing of such consulting services shall not unreasonably interfere with Employee's ability to obtain other full-time employment or to fulfill his obligations relating to that employment. The Severance Benefits are intended to be in lieu of all other payments to which Employee might otherwise be entitled in respect of termination of Employee's employment without Cause. Employee shall not be required to seek other employment during the Severance Period. Except as expressly provided above or in the Compass Stock Option Plan, no fringe or other employee benefits shall be payable during or after the Severance Period.

               (b) If Employee shall voluntarily terminate his employment for Good Reason (as defined below) during the Employment Period and at any time after a Change of Control (as defined below), Employee shall be entitled to receive the same Severance Benefits as are provided for in
          Section 2.3(a) above, subject to all of the terms and conditions set forth in said Section, except that the Severance Period shall be a period of three years commencing on the last day of the Employment Period.

               (c) For purposes of this Agreement, "Good Reason" shall mean, so long as Employee has not been guilty of the conduct giving rise to the right to terminate Employee for Cause, (i) the failure to elect Employee to the office of Chief Financial Officer of the Company (or a comparable or superior office), the removal of Employee from such position or the assignment to Employee of any additional duties or responsibilities or a reduction in Employee's duties or responsibilities which, in either case, are inconsistent with those customarily associated with such position or an adverse change in the Employee's reporting lines; (ii) the Company's requiring Employee to be based at any office or location other than in the metropolitan New York City area, except for travel reasonably required in the performance of Employee's duties; (iii) any decrease in the Employee's compensation; (iv) a material breach of this Agreement by the Company if (A) written notice is delivered to the Company describing such breach and (B) the Company has failed to cure or take substantial steps to cure such breach after a reasonable period of time (not to exceed 30 days); and (v) the termination by the Company of any employee benefit plan in which the Employee is participating unless
          (A) such plan is terminated as to all managerial employees of the Company, and (B) the value of the remaining compensation and benefits offered to Employee (including any compensation and benefits offered in lieu of such plan) is not less than prior to such termination.

               (d) For purposes of this Agreement, a "Change of Control" of the Company shall be deemed to have occurred on the first of any of the following:

                    (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company other than in connection with the acquisition by the Company or its affiliates of a business, (B) any acquisition by the Company,
               (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2.3(d);

                    (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                    (iii) Consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (which shall include for these purposes, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 30% or more of the Outstanding Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company other than to a corporation which would satisfy the requirements of clauses
               (A), (B) and (C) of Subsection (iii) of this Section 2.3(d), assuming for this purpose that such liquidation or dissolution was a Business Combination.

               (e) For purposes of this Agreement, "Deemed Bonus" means an amount equal to the higher of (A) the bonus paid or payable to Employee under the Bonus Program for the fiscal year immediately proceeding the fiscal year in which termination of employment occurs and (B) the maximum bonus payable to Employee under the Bonus Program for the fiscal year in which termination of employment occurs.

               (f) If the Company shall terminate Employee's employment during the Employment Period pursuant to SECTION 1.4, the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date (except payment of Employee's Base Salary accrued through the date of termination or expiration), and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under SECTIONS 3 AND 4 hereof at law or in equity); provided that if Employee's employment terminates by reason of Employee's death or disability, Employee or Employee's estate shall have the right to exercise Employee's stock options for a period of 12 months thereafter and all options shall be immediately exercisable.

               (g) For the avoidance of doubt, Severance Benefits shall not be payable if Employee's employment is terminated by reason of his death or Disability, but shall continue to be payable during the Severance Period if his employment is terminated without Cause and he subsequently dies or becomes disabled.

          2.4  Benefits, Expenses and Pension Plan.  During the Employment
               -----------------------------------
     Period, the Company agrees to provide to Employee such fringe and other employee benefits as are generally provided, from time to time, to other senior officers of the Company, including without limitation vacation, health and insurance benefits, and the opportunity to participate in the Company's Employee Incentive Compensation Plan and Employee Stock Purchase Plan. The Company shall retain the right to discontinue or modify any employee benefit program at any time. The Company will reimburse Employee in accordance with Company policy for his normal out-of-pocket expenses incurred in the course of performing his duties hereunder.

     3.   Covenants.
          ---------

          3.1  Employee's Acknowledgment.  Employee acknowledges that:
               -------------------------

               (i) the Company is and will be engaged in the Business during the Employment Period and thereafter;

               (ii) Employee is one of a limited number of persons who will manage the Business;

               (iii) Employee will occupy a position of trust and confidence with the Company after the date of this Agreement, and during the Employment Period and Employee's employment under this Agreement, Employee will become familiar with the Company's proprietary and confidential information concerning the Company and the Business;

               (iv) the agreements and covenants contained in this SECTION 3 are essential to protect the Company and the goodwill of the Business and are a condition precedent to the Company's entering into this Agreement;

               (v) Employee's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Employee were to provide services to any person or entity in violation of the provisions of this Agreement; and

               (vi) Employee has means to support himself and his dependents other than by engaging in the Business as conducted by the Company during the

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          Restrictive Period (the "RESTRICTED BUSINESS") and the provisions of this SECTION 3 will not impair such ability.

          3.2  Non-Compete.  Employee hereby agrees that during the Employment
               ------------
     Period and through the period ending with the first anniversary of the last day of the Employment Period (collectively, the "RESTRICTIVE PERIOD"), he shall not (except on behalf of the Company during the Employment Period), for any reason whatsoever, directly or indirectly, whether individually or as an officer, director, shareholder, owner, partner, joint venturer, employee, independent contractor, consultant or advisor to or of any entity, or in any other capacity:

               (i) engage, participate or invest in any business which is competitive with the Restricted Business anywhere in the United States of America (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from investing in up to 2% of the outstanding stock of any competing corporation that is widely-traded and listed on a recognized national, international or regional securities exchange or traded in the U.S. over-the-counter market, but only if Employee is not actively involved in and does not render consulting services to the business of said corporation,

               (ii) sell or provide any competitive products or services to, or solicit for the purpose of selling or providing any competitive products or services to, any person or entity that was a customer of the Company at any time during the one-year period ending on the last day of the Employment Period (the "Termination Date") or that was actively being solicited by the Company to become a customer of the Company at any time during such period,

               (iii) solicit for employment or engagement, or influence or induce to leave the Company's employment, or knowingly cause to be employed or engaged, any person who is employed or engaged by the Company in a managerial capacity on the Termination Date or during the Restrictive Period, unless such person has been out of the employ of the Company for at least 180 days; provided, that the Employee shall be permitted to solicit and hire any member of his immediate family, or

               (iv) enter into, or call upon or request non-public information for the purpose of entering into, an Acquisition Transaction with any entity with respect to which Company for made an offer or proposal for, or entered into discussions or negotiations for, or evaluated with the intent of making a proposal for, an Acquisition Transactions, within the six-month period immediately preceding the Termination Date.

          For purposes of this Agreement, an "Acquisition Transaction" means a merger, consolidation, purchase of material assets, purchase of a material equity interest, tender offer, recapitalization, accumulation of shares, proxy solicitation or other business combination.

          3.3  Intellectual Property Rights.  Employee will promptly
               ----------------------------
     communicate, disclose and transfer to the Company free of all encumbrances and restrictions (and will execute and deliver any papers and take any action at any time deemed reasonably necessary by the Company to further establish such transfer) all of Employee's right, title and interest in and to all ideas, discoveries, inventions and improvements relating to the Business created, originated, developed or conceived of by Employee solely or jointly with others during the term of Employee's employment hereunder, whether or not during normal working hours. Employee agrees that all right, title and interest in and to all such ideas, discoveries, inventions and improvements shall belong solely to the Company, whether or not they are protected or protectible under applicable patent, trademark, service mark, copyright or trade secret laws. Employee agrees that all work or other material containing or reflecting any such ideas, discoveries, inventions or improvements shall be deemed work made for hire as defined in
     Section 101 of the Copyright Act, 15 U.S.C.(S)101. Such transfer shall include all patent rights, copyrights, trademark and service mark rights, and trade secret rights (if any) to such ideas, discoveries, inventions and improvements in the United States and in all other countries. Employee further agrees, at the expense of the Company, to take all such reasonable actions and to execute and deliver all such assignments and other lawful papers relating to any aspect of the prosecution of such rights in the United States and all other countries as the Company may request at any time during the Employment Period or after termi nation thereof.

          3.4  Interference with Relationships.  Other than in the performance
               -------------------------------
     of his duties hereunder, during the Restrictive Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity solicit or encourage any present or future customer, supplier or other third party to terminate or otherwise alter his, her or its relationship with the Company with respect to the Restricted Business.

          3.5  Confidential Information.  Other than in the performance of his
               ------------------------
     duties hereunder, during the Restrictive Period and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, directly or indirectly furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company or the Business, including, but not limited to, information relating to financial statements, employees, customers, suppliers, pricing, marketing, equipment, programs, strategies, analyses, profit margins, or other proprietary information of or used by the Company or any subsidiary of Company in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

          3.6  Blue-Pencil.  If any court of competent jurisdiction shall at any
               -----------
     time deem the Restrictive Period too lengthy or the Territory too extensive, the other provisions of this SECTION 3 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or territory to permissible duration or size.

          3.7  Return of Company Materials Upon Termination.  Employee
               --------------------------------------------
     acknowledges that all price lists, sales manuals, catalogs, binders, customer lists and other customer information, supplier lists and other supplier information, financial information, memoranda, correspondence and other records or documents including information stored on computer disks or in computer readable form, containing Confidential Information prepared by Employee or coming into Employee's possession by virtue of Employee's employment by the Company is and shall remain the property of the Company and that upon termination of Employee's employment hereunder, Employee shall return immediately to the Company all such items in Employee's possession, together with all copies thereof.

          3.8  Remedies.  Employee acknowledges and agrees that the covenants
               --------
     set forth in this SECTION 3 (collectively, the "RESTRICTIVE COVENANTS") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Employee breaches any of the terms of said Restrictive Covenants, and that in the event Employee breaches or threatens to breach any such Restrictive Covenants, the Company will have no adequate remedy at law. Employee accordingly agrees that in the event Employee breaches or threatens to breach any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. In addition, if Employee is otherwise entitled to receive Severance Benefits and breaches any of the terms of the Restrictive Covenants, Employee will not be entitled to the payment of any further Severance Benefits hereunder. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or the threat of such a breach by Employee, including the recovery of any other damages which it is able to prove.

          3.9  Company.  For purposes of this Section 3, the term "Company"
               -------
     shall include the Company and its respective subsidiaries, affiliates, assignees and any successors in interest of the Company or its subsidiaries.

     4.   Effect of Termination.  If Employee or the Company should terminate
          ---------------------
Employee's employment for any reason, then, notwithstanding such termination, those provisions contained in SECTIONS 3, 4, 5 AND 6 hereof shall remain in full force and effect.

     5.   Income Tax Treatment.  Employee and the Company acknowledge that it is
          --------------------
the intention of the Company to deduct all amounts paid under SECTION 2 hereof as ordinary and necessary business expenses for income tax purposes. Employee agrees and represents that he will treat all such amounts as required pursuant to all applicable tax laws and regulations, and should he fail to report such amounts as required, he will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses, including reasonable attorneys' and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

     6.   Excise Tax
          ----------

          6.1 This Section 6 shall apply in the event that the Employee becomes entitled (without regard to this Section 6) to one or more payments or rights (which payments or rights shall include, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (collectively, the "Total Payments") which would be subject (in whole or in part) to the excise tax imposed by Section 4999 of the Code (or any similar tax as may hereafter be imposed) (the "Excise Tax").

          6.2 In the event that the Total Payments cause the Employee's "parachute payments" within the meaning of Section 280G(b)(2) of the Code to equal or to exceed three times the Employee's "base amount" within the meaning of Section 280G(b)(3) of the Code (the "Trebled Base Amount") by an amount which is not greater than 10% of the Trebled Base Amount, the Total Payments shall be reduced (or eliminated) such that no portion of the Total Payments is subject to the Excise Tax. Reductions shall be made first to those Total Payments arising under the terms of this Agreement.

          6.3 In the event that the Total Payments cause the parachute payments to exceed 110% of the Trebled Base Amount, the Company shall pay to the Employee at the time specified below, an additional amount determined as set forth below (the "Gross-up Payment"). The Gross-up Payment shall be made only with respect to the amount (the "Subject Amount") which equals 50% of the Employee's "excess parachute payments" subject to the Excise Tax. For the avoidance of doubt, no Gross-up Payment shall be made with respect to the remaining 50% of the amount described in the preceding sentence. The Gross-up Payment shall be an amount such that the net amount retained by Employee with respect to the Subject Amount after reduction for any Excise Tax on the Subject Amount and any federal, state and local income or employment tax and Excise Tax payable by the Employee on the Gross-up Payment hereunder (provided that such amount is actually paid when due) shall be equal to the Subject Amount.

          6.4 For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of any Excise Tax:

               (a) The Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except that to the extent that, in the written opinion of independent legal counsel, compensation consultants or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to Employee, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

          (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Total Payments or (ii) the total amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying Section 6.4 (a) above); and

          (c) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

          In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Employee or otherwise realized as a benefit by Employee) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied to initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment and shall indemnify and hold Employee harmless in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

          The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any ot her portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Employee on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Employee, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment.

          Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim;

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

               (iii) cooperate with the Company in good faith in order
                     effectively to contest such claim; and

               (iv) permit the Company to participate in any proceedings relating to such claim;

     provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income or employment tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Employee, on an interest-free basis, and shall indemnify and hold Employee harmless, on an after-tax basis, from any Excise Tax or income or employment (including income or employment or interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder and the

     Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. If, after the receipt by Employee of an amount advanced by the Company pursuant to this Section 6, Employee becomes entitled to receive any refund with respect to such claim, Employee shall (subject to the Company's complying with the requirements of this Section 6) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Employee of an amount advanced by the Company pursuant to this Section 6, a determination is made that Employee shall not be entitled to any refund with respect to such claim and the Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid.

          6.5 Section 14.5 of the Company's Employee Incentive Compensation Plan shall not apply with respect to Employee.

     7.   Miscellaneous.
          -------------

          7.1  Life Insurance.  The Company may at its discretion and at any
               --------------
     time apply for and procure as owner and for its own benefit and at its own expense, insurance on the life of Employee in such amounts and in such form or forms as the Company may choose. Employee shall cooperate with the Company in procuring such insurance and shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for such insurance. Employee shall have no interest whatsoever in any such policy or policies, except that, upon the termination of Employee's employment hereunder, Employee shall have the privilege of purchasing any such insurance from the Company for an amount equal to the actual premiums thereon previously paid by the Company.

          7.2  Assignment.  No party hereto may assign or delegate any of its
               ----------
     rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement (i) to any affiliate of the Company to which the Business of the Company is assigned at any time, any subsidiary or affiliate of the Company or any surviving entity following any merger or consolidation of any of those entities with any entity other than the Company or (ii) in connection with the sale of the Business by the Company. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties hereto whether so expressed or not.

          7.3  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
     herein, this Agreement and all other agreements entered into by the parties hereto on the date hereof set forth the entire understanding of the parties, and supersede and preempt all prior oral or written understandings and agreements, with respect to the subject matter hereof.

          7.4  Severability.  Whenever possible, each provision of this
               ------------
     Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7.5  Amendment; Modification.  No amendment or modification of this
               -----------------------
     Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

          7.6  Governing Law.  This Agreement shall be construed and enforced in
               -------------
     accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws.

          7.7  Notices.  All notices, demands or other communications to be
               -------
     given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by a recognized overnight courier service, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by a confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses indicated below:

               (a)  If to Employee:

               Mr. Richard A. Alston
               408 Duff Lane
               Louisville, Kentucky  40207

               (b)  If to the Company:

               Compass International Services Corporation
               One Penn Plaza
               Suite 4430
               New York, New York  10119
               Attention: Chief Executive Officer
               with a copy to:

               Katten Muchin & Zavis
               525 West Monroe, Suite 1600
               Chicago, IL 60661
               Attention:  Howard S. Lanznar, Esq.

     or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission),
     (ii) three business days after the date of mailing if sent by certified or registered mail or (iii) one business day after date of delivery to the overnight courier if sent by overnight courier.

          7.8  Counterparts.  This Agreement may be executed in multiple
               ------------
     counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

          7.9  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
     in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. The Preliminary Recitals set forth above are incorporated by reference into this Agreement.

          7.10 No Strict Construction.  The language used in this Agreement
               ----------------------
     will be deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

          7.11 Effectiveness.  This Agreement shall become effective upon the
               -------------
     Closing of the Acquisitions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              COMPANY:

                              COMPASS INTERNATIONAL SERVICES CORPORATION

                              By:  /s/ Michael J. Cunningham
                                   ----------------------------------------


                              Its: Chairman and Chief Executive Officer
                                   ----------------------------------------


                              EMPLOYEE:

                              /s/ Richard A. Alston
                              ---------------------------------------------
                              Richard A. Alston